Exhibit 10.1

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of February 1, 2007 (“Effective Date”) is entered into by and between White Peak Capital Group, Inc. (herein referred to as the “Company” or “WPC”) and Tsvi Katsir (herein referred to as the “Consultant”).

RECITALS

WHEREAS, the Company is a subsidiary of a public corporation, Brampton Crest International, Inc. (the “Parent”) interested in the services to be provided by the Consultant; and

WHEREAS, Company desires to engage the services of Consultant to represent the company in the set and execution of the Company’s business plan;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending three (3) months after the date herein. Following the term herein, the Company and Tsvi may enter into a definitive employment agreement.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following services, which shall include but not be limited to the services listed below, through the diligent commercial efforts during the term specified in Section 1, above.

•	Manage WPC and serve as an officer and/or director if requested.

•	Coordinate completion of web site by website consultant

•	Research the finance industry in order to identify the best loans for WPC to get involved with.

•	Conduct due diligence on potential borrowers

•	Complete 8K for WPC

•	Complete PPM for capital raise

•	Meet with lenders to review leverage and loan requirements for WPC

•	Prepare alternate projections for WPC assuming the availability of various amounts of equity and debt

•	Interact with accounting and legal professionals regarding the 8K, 10K and PPM

•	Identify additional merger and acquisition candidates. and conduct preliminary due diligence

•	Create new strategic relations with other individuals and financial institutions.

•	Assist in lining up financing possibilities in cooperation with Ross Manella.

•	Assist in filing any regulatory filing.

•	Assist any other financing requirements of BRCI and WPC

3.Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that neither the price of the Company’s common stock, nor the trading volume of the Company’s common stock hereunder measure Consultant’s performance of its duties. It is also understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration.

4.1
(a) For undertaking this engagement, and for other good and valuable consideration, the Company agrees to issue, or have issued, to the Consultant an option to purchase Two hundred thousand (200,000) shares of the Company’s Parent Common Stock (the “Option”) at a price equal to the offering price in the initial private placement memorandum or public offering. The Option shall be delivered at the time the offering of the private placement or public offering is commenced, whichever is sooner.

(b) The Company agrees to pay, for the duration of this Agreement, unless this Agreement is terminated, $10,000, payable in increments of three payments of $3,333.33. First payment payable at the execution date of this agreement, second payment on April 1st and third on May 1st, 2007

4.2 The Company understands and agrees that Consultant has represented that it has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. Consultant agrees and understands that if the during the term of this Agreement, Consultant performs substantial services for any direct competitor of the Company, then the Options issued to Consultant hereunder will be forfeited.

4.3 In connection with the acquisition of the Options, Consultant represents and warrants to Company, to the best of its/his knowledge, as follows:

(a) Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Options, and any additional information that the Consultant has requested.

(b) Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

(c) Consultant is acquiring the Options for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5. Non-Assignability of Services. Consultant’s services under this contract may be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by Company herein. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

6. Expenses. Consultant agrees to pay for all its own expenses (phone, travel, mailing, faxing, labor, etc.), but not including extraordinary items (luncheons or dinners to large groups of investment professionals, investor conference calls, print advertisements in publications, etc.) which extraordinary items shall be approved in advance by the Company in writing prior to Company

7. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorneys fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant’s communication or dissemination of information not provided or authorized by the Company, or from Consultant’s negligence or misconduct.

8. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9. Legal Representation. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

10. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address provided to the other party.

14. Agreement Not to Disclose Trade Secrets or Confidential Information. During the term of this Agreement and after its termination, the Consultant shall not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired by the Consultant during the course of his employment with the Company, its successors or assigns, or any of its affiliates, including the Parent (collectively, the “Company Affiliates”). As used herein, “trade secret” means the whole or any portion or phase of any formula, pattern, device, combination of devices, source-code of any proprietary software, or compilation of any scientific, technical or commercial information, including any design, list of suppliers, list of customers or improvement thereof, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or financial information of the Company or any of the Company Affiliates that is for use, or is used, in the operation of the Company or any of the Company Affiliates’ businesses that is not commonly known by or available to the public and that derives economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Consultant agrees to return to the Company any and all such trade secrets, confidential information or other proprietary information immediately upon the termination of this Agreement.

15. Non-Solicitation of Customers and Suppliers. Consultant agrees that during his employment hereunder, he shall not, whether as an individual or sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise, directly or indirectly, solicit the trade or business of, or trade, or conduct business with, any customer, prospective customer, loan recipient or prospective loan recipient of the Company for any purpose other than for the benefit of the Company. Consultant further agrees that for two (2) years following termination of his employment hereunder for any reason, Consultant shall not, directly or indirectly, solicit the trade or business of, or trade, or conduct business with any customers or suppliers, or prospective customers or suppliers, of the Company.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in Miami Dade or Broward County, Florida, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

17. Amendment. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and on behalf of the Company by such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties, pertaining to the subject matter hereof, and supersedes all prior or contemporaneous written or verbal agreements and understandings with the Executive in connection with the subject matter hereof.

19. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by the laws of the State of Florida without regard to its conflicts principles and the parties to this Agreement specifically consent to the jurisdiction of the courts of the State of Florida over any action arising out of or related to this Agreement.

20. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

21. Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the termination of this Agreement and the employment of the Executive hereunder.

22. Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which when so executed shall be an original and all such counterparts shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Company:

White Peak Capital Group, Inc.

By: ________________________________
Name:
Title:

Consultant:

Tsvi Katsir

By: ________________________________
Name:
Title: